     As filed with the Securities and Exchange Commission on August 8, 1996

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            GEORGIA BANCSHARES, INC.
             (Exact Name of Registrant as Specified In Its Charter)

        Georgia                                                  58-2176047
(State of Incorporation)                                   (I.R.S. Employer
                                                        Identification No.)

                           3333 Lawrenceville Highway
                             Tucker, Georgia  30084
              (Address of principal executive office and zip code)


                     --------------------------------------
                            GEORGIA BANCSHARES, INC.
                      EMPLOYEE INCENTIVE STOCK OPTION PLAN
                            (Full title of the plan)
                     --------------------------------------


                 Ted A. Murphy                            With a copy to:
            Georgia Bancshares, Inc.                  Stanley H. Pollock, Esq.
           3333 Lawrenceville Highway                  Gilbert H. Davis, Esq.
             Tucker, Georgia  30084                       Holland & Knight
                 (770) 491-3333                              Suite 2000
 (Name, address and telephone number, including         One Atlantic Center
        area code, of agent for service)          1201 West Peachtree Street, N.E.
                                                    Atlanta, Georgia  30309-3400
                                                           (404) 817-8500


                        CALCULATION OF REGISTRATION FEE

====================================================================
                                 Proposed    Proposed
   Title of                      Maximum     Maximum
  Securities        Amount       Offering   Aggregate     Amount of
    to be           to be       Price Per    Offering   Registration
  Registered    Registered (1)  Share (2)   Price (2)      Fee (2)
- --------------------------------------------------------------------
Common Stock     40,000 shs.        $9.80    $392,000        $135.17
====================================================================

(1) This Registration Statement also covers such indeterminable number of additional shares of Common Stock as may become deliverable as a result of future adjustments in accordance with the terms of the Georgia Bancshares, Inc. Employee Incentive Stock Option Plan.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the book value of the Common Stock of Georgia Bancshares, Inc. (the "Company") on March 31, 1996.

                                 PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          Georgia Bancshares, Inc. (the "Registrant") hereby states that the documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1995.

     (c) The description of the Registrant's Common Stock contained in the Form 8-K Current Report and Registration Statement, dated August 5, 1995 which constitutes the Registrant's Registration Statement under
          Section 12(g) of the Securities Exchange Act of 1934.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director. This Section also provides, however, that such a provision shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions involving intentional misconduct or a knowing violation of law, (iii) for certain other types of liability set forth in the Code, and (iv) for transactions from which the director derived an improper personal benefit. Article 6 of the Registrant's Articles of Incorporation contains a provision eliminating or limiting the personal liability of a director of the Registrant to the fullest extent authorized by the Georgia Business Corporation Code.

     In addition, Sections 14-2-851 and 14-2-857 of the Georgia Business Corporation Code, provides for indemnification of directors and officers of the Registrant for liability and expenses reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding in which they may become involved by reason of being a director or officer of the Registrant. Indemnification is permitted if the director or officer acted in a manner which he believed in good faith to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, if he had no reasonable cause to believe his conduct to be unlawful; provided that the Registrant may not indemnify any director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding in which he was adjudged liable on the basis that personal profit was improperly received by him. Article 8 of the Registrant's Articles of Incorporation contains a provision providing for the indemnification of officers and directors and advancement of expenses to the fullest extent authorized by the Georgia Business Corporation Code.

     The Registrant has purchased and maintains directors' and officers' liability insurance which insures against liabilities that directors and officers of the Registrant may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Exhibit No.                    Description
     -----------                    -----------

     4              Georgia Bancshares, Inc. Employee Incentive Stock Option
                    Plan

     5 Opinion of Holland & Knight, as to the legality of the securities being registered

     23.1           Consent of Holland & Knight (included in Exhibit 5 hereto)

     23.2 Consent of Evans, Porter, Bryan & Co., independent certified public accountants

     24             Power of Attorney (included in signature page)

ITEM 9.  UNDERTAKINGS

     A.  The undersigned Registrant hereby undertakes that it will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on this 11th day of July, 1996.

                                               GEORGIA BANCSHARES, INC.



                                               By: /s/ Ted A. Murphy
                                                  ----------------------------
                                                       Ted A. Murphy
                                                       President


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of TED A. MURPHY and DAVID L. EDGAR, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                           Date
     ---------                      -----                           ----


/s/ Ted A. Murphy               President (Principal Executive    July 11, 1996
- ----------------------------    Officer) and Director
Ted A. Murphy


/s/ Eugene L. Argo              Director                          July 11, 1996
- ----------------------------
Eugene L. Argo

/s/ James L. Armstrong, Jr.     Director                          July 11, 1996
- ---------------------------
James L. Armstrong, Jr.


/s/ Thomas M. Carnes            Director                          July 11, 1996
- ---------------------------
Thomas M. Carnes


/s/ Jerome S. Merlin            Director                          July 11, 1996
- ----------------------------
Jerome S. Merlin


/s/ Dean T. Teusaw              Director                          July 11, 1996
- ----------------------------
Dean T. Teusaw


/s/ H.E. Norton                 Director                          July 11, 1996
- ----------------------------
H. E. Norton

/s/ David L. Edgar              Principal Financial Officer      July 11, 1996
- ----------------------------    and Principal Accounting Officer
David L. Edgar

                               INDEX TO EXHIBITS


Exhibit No.                     Description
- -----------                     -----------

4              Georgia Bancshares, Inc. Employee
               Incentive Stock Option Plan

5              Opinion of Holland & Knight,
               as to the legality of the securities
               being registered

23.1           Consent of Holland & Knight
               (included in Exhibit 5 hereto)

23.2           Consent of Evans, Porter, Bryan & Co.,
               independent certified public accountants

24             Power of Attorney (included in signature page)